Exhibit 10.30

PROPRIETARY AND CONFIDENTIAL
INFORMATION AND
NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Proprietary and Confidential Information and Non-Competition and Non-Solicitation Agreement (the “Agreement”) is made by and between Aspen Technology, Inc. (the “Company”) and Antonio J. Pietri (the “Employee”) as of July 1, 2013.

1.                                      Condition of Employment and Additional Consideration.

The Employee acknowledges that his/her employment and/or the continuance of that employment with the Company is contingent upon his/her agreement to sign and adhere to the provisions of this Agreement.  The Employee acknowledges that the nature of the Company’s business is such that protection of its proprietary and confidential information is critical to the business’ survival and success.

2.                                      Proprietary and Confidential Information.

(a)                                 The Employee agrees that all information and know-how, whether or not in writing, of a private, proprietary, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company.  By way of illustration but not limitation, Proprietary Information may include systems, software and codes, or systems, software and codes in the course of development, or planned or proposed systems, software or codes, customer and prospect lists, contacts at or knowledge of customers or prospective customers, customer accounts and other customer financial information, price lists and all other pricing, marketing and sales information relating to the Company or any customer or supplier of the Company, databases, modules, products, processes, methods, techniques, operations, projects, developments, plans, research data, financial data and personnel data.  The Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or at any time after employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.  While employed by the Company, the Employee will use the Employee’s best efforts to prevent publication or disclosure of any confidential or Proprietary Information concerning the business, products, processes or affairs of the Company.

(b)                                 The Employee agrees that all disks, software, computers, files, letters, memoranda, reports, records, data, drawings, notebooks, program listings, or written, photographic, or any other record or copy thereof containing Proprietary Information, whether created by the Employee or others, which shall come into the Employee’s custody or possession, shall be and are the exclusive property of the Company to be used only in the performance of the Employee’s duties for the Company.  Upon termination or earlier, upon request of the Company, the Employee agrees to return to the Company any and all originals and/or copies of materials in the Employee’s custody or possession containing Proprietary Information.

(c)                                  The Employee acknowledges that his/her obligations with regard to Proprietary Information that are set out in paragraphs (a) and (b) above, extend to all information, know-how, records and tangible property of customers of the Company or suppliers to the Company or of any third party who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company’s business.

(d)                                 All Proprietary Information in any form, whether patentable or copyrightable or not, which the Employee generates either solely or jointly during Employee’s employment by the Company, excluding information developed outside the scope of employ as approved in writing by Employee’s manager, (the “Developments”) will be the sole and exclusive property of the Company (and in the case of copyrightable material, will be a “WORK MADE FOR HIRE” by the Employee for the Company).  Employee will promptly and fully disclose all Developments to the Company and, if deemed necessary by the Company and at the Company’s expense, will execute and deliver such instruments as the Company may request to protect its right, title, and interest in and to any of the Developments.

(e)                                  Notwithstanding the foregoing, “Proprietary Information” shall not include any information that (i) is or become generally known to and available for use by the public or in the Company’s industry other than as a result of any act or omission by the Employee, (ii) was in the possession of the Employee prior to the disclosure of the Proprietary Information by the Company, or (iii) Employee acquires outside of the relationship between the parties to this Agreement, from a third party that is lawfully in possession of such Proprietary Information and under no obligation of confidence to a disclosing party.

3.                                      Non-Competition and Non-Solicitation.

While the Employee is employed by the Company and for a period of twelve (12) months following the Employee’s termination or cessation of such employment for any reason, the Employee will not directly or indirectly:

(a)                                 Engage in any project that is substantially similar to or competitive with any project in which the Employee was engaged in the 12 months immediately prior to his/her termination or cessation;

(b)                                 Either alone or in association with others, recruit, solicit, induce, hire or engage as an independent contractor or attempt to recruit, solicit, induce, hire or engage as an independent contractor, any person who was employed by the Company at any time during the period of the Employee’s employment with the Company, except for an individual whose employment with the Company has been terminated for a period of six months or longer at the time of such recruitment, solicitation, inducement, hire or engagement as an independent contractor; and

(c)                                  Either alone or in association with others, solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while he/she was employed by the Company during the last twelve months of Employee’s employment with the Company, and induce the same either (a) to cease to do business with the Company, or (b) to do business with any other firm, partnership, or entity, in actual or proposed competition with the Company, except in connection with the performance of business or patronage of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company that is not competitive with the business of the Company.

(d)                                 The Employee acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose.  The Employee agrees that any breach of this Agreement will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond.

(e)                                  The geographic scope of this Section shall extend to anywhere the Company or any of its subsidiaries is doing business, has done business or has plans to do business and any region in which the Employee had customer contact or access to information and files regarding customers.

(f)                                   If any restriction set forth in this Section 3 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

4.                                      Other Agreements.

The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.  The Employee further represents that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

5.                                      Not An Employment Contract.

The Employee acknowledges that this Agreement does not constitute a contract of employment and does not imply that the Company will continue the Employee’s employment for any period of time.

6.                                      General Provisions.

(a)                                 No Conflict.  The Employee represents that the execution and performance by him/her of this Agreement does not and will not conflict with or breach the terms of any other agreement by which the Employee is bound.

(b)                                 Entire Agreement.  This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement.  This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company.  The Employee agrees that any change or changes in his/her employment duties, or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(c)                                  Severability.  The invalidity or unenforceability of any portion of this Agreement shall not affect or impair the validity or enforceability of any other portion of this Agreement.

(d)                                 Waiver.  No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(e)                                  Successor and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or entity with which or into which the Company may be merged or which may succeed to all or substantially all of its assets or business, provided however that the obligations of the Employee are personal and shall not be assigned by the Employee.

(f)                                   Governing Law, Forum and Jurisdiction.  This Agreement shall be governed by and construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws provisions.  Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

(g)                                  Captions.  The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS our hands and seals:

EMPLOYEE	ASPEN TECHNOLOGY, INC.

/s/ Antonio J. Pietri	By:	/s/ Don Casey
(Signature)	(Signature)

Antonio J. Pietri	Don Casey
(Print Name)	(Print Name)

April 24th , 2013	Director
(Date)	(Print title)

April 24th, 2013
(Date)